Exhibit 4.1

WASTE MANAGEMENT, INC.

 Officers’ Certificate Delivered Pursuant to

Section 301 of the Indenture dated as of September 10, 1997

The undersigned, the Vice President and Treasurer, and the Vice President and Corporate Secretary of Waste Management, Inc. (the “Company”), hereby certify that:

1.           This Certificate is delivered to The Bank of New York Mellon Trust Company, N.A. (the current successor to Texas Commerce Bank National Association), as trustee (the “Trustee”), pursuant to Sections 102 and 301 of the Indenture dated as of September 10, 1997 between the Company, formerly known as USA Waste Services, Inc., and the Trustee in connection with the Company Order dated May 22, 2019 (the “Order”) for the authentication and delivery by the Trustee of $750,000,000 aggregate principal amount of 2.950% Senior Notes due 2024 (the “Notes”).

2.           The undersigned have read Sections 102, 103, 301 and 303 of the Indenture and the definitions in the Indenture relating thereto.

3.           The statements made herein are based either upon the personal knowledge of the persons making this Certificate or on information, data and reports furnished to such persons by the officers, counsel, department heads or employees of the Company who have knowledge of the facts involved.

4.           The undersigned have examined the Order, and they have read the covenants, conditions and provisions of the Indenture relating thereto.

5.           In the opinion of the persons making this Certificate, they have made such examination or investigation as is necessary to enable them to express an informed opinion as to whether or not all covenants and conditions provided for in the Indenture with respect to the Order have been complied with.

6.           All covenants and conditions (including all conditions precedent) provided in the Indenture to the authentication and delivery by the Trustee of $750,000,000 aggregate principal amount of the Notes have been complied with, and such Notes may be delivered in accordance with the Order as provided in the Indenture.

7.           The terms of the Notes (including the Form of Note) as set forth in Annex A to this Officers’ Certificate have been approved by officers of the Company as authorized by resolutions duly adopted on April 10, 2019 by the Board of Directors of the Company, copies of which are attached hereto as Annex B, are in full force and effect as of the date hereof.

[signature page follows]

IN WITNESS WHEREOF, the undersigned has hereunto executed this Officers’ Certificate as of the date first written above.

/s/ David L. Reed
David L. Reed
Vice President and Treasurer

/s/ Courtney A. Tippy
Courtney A. Tippy
Vice President and Corporate Secretary

Annex A

Terms of the Notes

Pursuant to authority granted by the Board of Directors of the Company on April 10, 2019 and the Sole Director of Waste Management Holdings, Inc. on April 22, 2019 and May 8, 2019, the Company has approved the establishment, issuance, execution and delivery of a new series of Securities (as defined in the Indenture) to be issued under the Indenture dated as of September 10, 1997 (the “Indenture”), between the Company, formerly known as USA Waste Services, Inc., and The Bank of New York Mellon Trust Company, N.A. (the current successor to Texas Commerce Bank National Association), as trustee (the “Trustee”), the terms of which are set forth below. Capitalized terms used but not defined herein are used herein as defined in the Indenture.

(1)          The title of the series of Securities shall be “2.950% Senior Notes due 2024” (the “Notes”).

(2)          The Notes shall be general unsecured, senior obligations of the Company.

(3)          The initial aggregate principal amount of the Notes that may be authenticated and delivered under the Indenture shall be $750,000,000 (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 304, 305, 306, 906 or 1107 of the Indenture); provided, however, that the authorized aggregate principal amount of such series may be increased before or after the issuance of any Notes of such series by a Board Resolution (or action pursuant to a Board Resolution) to such effect.

(4)          The principal amount of each Note shall be payable on June 15, 2024.

(5)          Each Note shall bear interest from May 22, 2019 at the fixed rate of 2.950% per annum; the Interest Payment Dates on which such interest shall be payable shall be June 15 and December 15, of each year, commencing December 15, 2019, until maturity unless such date falls on a day that is not a Business Day, in which case, such payment shall be made on the next day that is a Business Day. The Regular Record Date for the determination of Holders to whom interest is payable shall be June 1 or December 1, respectively, immediately preceding such date, as the case may be.

(6)          If a “Change of Control Triggering Event” (as defined in the Notes) occurs, each Holder of the Notes may require the Company to purchase all or a portion of such Holder’s Notes at a price equal to 101% of the principal amount, plus accrued interest, if any, to the date of purchase, on the terms and subject to the conditions set forth in the Notes.

(7)          The Notes are to be issued as Registered Securities only. Each Note is to be issued as a book-entry note (“Book-Entry Note”) but in certain circumstances may be represented by Notes in definitive form. The Book-Entry Notes shall be issued, in whole or in part, in the form of one or more Notes in global form as contemplated by Section 203 of the Indenture. The Depositary with respect to the Book-Entry Notes shall be The Depository Trust Company, New York, New York.

(8)          Payments of principal of, premium, if any, and interest due on the Notes representing Book-Entry Notes on any Interest Payment Date or at maturity will be made available to the Trustee by 11:00 a.m., New York City time, on such date, unless such date falls on a day which is not a Business Day, in which case such payments will be made available to the Trustee by 11:00 a.m., New York City time, on the next Business Day. As soon as possible thereafter, the Trustee will make such payments to the Depositary.

(9)          Before the Par Call Date, the Notes will be redeemable and repayable, at the option of the Company, at any time in whole, or from time to time in part, at a Redemption Price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed or (ii) the sum, as calculated by the Company, of the present values of the remaining scheduled payments of principal and interest thereon that would be due if the Notes matured on the Par Call Date (exclusive of interest accrued to the Redemption Date (as defined in the Notes) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Yield (as defined in the Notes) plus 12.5 basis points; plus, in either case, accrued interest to the Redemption Date. On or after the Par Call Date, the Notes will be redeemable and repayable, at the option of the Company, at any time in whole, or from time to time in part, at a Redemption Price equal to 100% of the principal amount of the Notes to be redeemed plus accrued interest on the Notes to be redeemed to the Redemption Date. “Par Call Date” means May 15, 2024.

(10)        The Company shall have no obligation to redeem, purchase or repay the Notes pursuant to any mandatory redemption (other than with respect to a Special Mandatory Redemption Event), sinking fund or analogous provisions or at the option of a Holder thereof.

(11)        The Notes will be subject to defeasance and discharge as contemplated by Section 1302 of the Indenture and to covenant defeasance under Section 1303 of the Indenture.

(12)        The Notes shall be entitled to the benefit of the covenants contained in Sections 1008 and 1009 of the Indenture.

(13)        The Bank of New York Mellon Trust Company, N.A. shall serve initially as Security Registrar for the Notes.

(14)        The Notes shall be substantially in the form of Exhibit A hereto.

(15)        The Notes will be fully and unconditionally guaranteed on a senior basis by the Company’s wholly owned subsidiary, Waste Management Holdings, Inc., pursuant to the terms and conditions of a Guarantee Agreement dated May 22, 2019 (the “Guarantee”). The amount of the Guarantee will be limited to the extent required under applicable fraudulent conveyance laws to cause the Guarantee to be enforceable. The terms and conditions of the Guarantee shall continue in full force and effect for the benefit of holders of the Notes until release thereof as set forth in Section 6 of the Guarantee.

(16)        If the Company does not consummate the Merger on or prior to July 14, 2020, or if, on or prior to such date, the Merger Agreement is terminated for any reason (each, a “Special Mandatory Redemption Event”), then, in either case, the Company shall redeem all of the Outstanding Notes at a Redemption Price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest to, but excluding, the Redemption Date, on the terms and subject to the conditions set forth in the Notes. “Merger Agreement” means the Agreement and Plan of Merger dated April 14, 2019 by and among the Company, Everglades Merger Sub Inc. and Advanced Disposal Services, Inc., as such agreement may be amended or modified from time to time, and “Merger” means the merger contemplated by the Merger Agreement.

(17)        The Notes shall be subject to the satisfaction and discharge provisions set forth in Section 401 of the Indenture, as such provisions are supplemented or modified by the terms and conditions set forth in the Notes in accordance with the Indenture.

BOOK-ENTRY SECURITY

THIS SECURITY IS A BOOK-ENTRY SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION FOR TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

RGN		Principal Amount

	WASTE MANAGEMENT, INC.	U.S. $ , which may be decreased by the Schedule of Exchanges of Definitive Security attached hereto

2.950% SENIOR NOTES DUE 2024

CUSIP 94106L BF5

WASTE MANAGEMENT, INC., a Delaware corporation (the “Company,” which term includes any successors under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO. or registered assigns, at the office or agency of the Company, the principal sum of                 Million ($               ) U.S. dollars, or such lesser principal sum as is shown on the attached Schedule of Exchanges of Definitive Security, on June 15, 2024 in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest at an annual rate of 2.950% payable on June 15 and December 15 of each year, to the person in whose name this Security is registered at the close of business on the record date for such interest, which shall be the preceding June 1 or December 1, respectively, payable commencing December 15, 2019, with interest accruing from May 22, 2019, or the most recent date to which interest has been paid.

Reference is made to the further provisions of this Security set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

The statements in the legends set forth above are an integral part of the terms of this Security and by acceptance hereof the Holder of this Security agrees to be subject to, and bound by, the terms and provisions set forth in each such legend.

This Security is issued in respect of a series of Securities of an initial aggregate of U.S. $750,000,000 in principal amount designated as the 2.950% Senior Notes due 2024 of the Company and is governed by the Indenture dated as of September 10, 1997, duly executed and delivered by the Company, formerly known as USA Waste Services, Inc., to The Bank of New York Mellon Trust Company, N.A. (the current successor to Texas Commerce Bank National Association) as trustee (the “Trustee”), as supplemented by Board Resolutions (as defined in the Indenture) (such Indenture and Board Resolutions, collectively, the “Indenture”). The terms of the Indenture are incorporated herein by reference. This Security shall in all respects be entitled to the same benefits as definitive Securities under the Indenture.

If and to the extent that any provision of the Indenture limits, qualifies or conflicts with any other provision of the Indenture that is required to be included in the Indenture or is deemed applicable to the Indenture by virtue of the provisions of the Trust Indenture Act of 1939, as amended, such required provision shall control.

The Company hereby irrevocably undertakes to the Holder hereof to exchange this Security in accordance with the terms of the Indenture without charge.

This Security shall not be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been manually signed by the Trustee under the Indenture.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:	WASTE MANAGEMENT, INC.,
a Delaware corporation

By:
David L. Reed
Vice President and Treasurer

Attest:

By:
Courtney A. Tippy
Vice President and Corporate Secretary

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Date of Authentication:	The Bank of New York Mellon Trust Company, N.A., as Trustee

By:
Authorized Officer

REVERSE OF BOOK-ENTRY SECURITY

WASTE MANAGEMENT, INC.

2.950% SENIOR NOTES DUE 2024

This Security is one of a duly authorized issue of unsecured debentures, notes or other evidences of indebtedness of the Company (the “Debt Securities”) of the series hereinafter specified, all issued or to be issued under and pursuant to the Indenture, to which Indenture reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Debt Securities. The Debt Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary as provided in the Indenture. This Security is one of a series designated as the 2.950% Senior Notes due 2024 of the Company, in initial aggregate principal amount of $750,000,000 (the “Securities”).

1.           Interest.

The Company promises to pay interest on the principal amount of this Security at the rate of 2.950% per annum.

The Company will pay interest semi-annually on June 15 and December 15 of each year (each an “Interest Payment Date”), commencing December 15, 2019. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid on the Securities, from May 22, 2019. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. The Company shall pay interest (including post-petition interest in any proceeding under any applicable bankruptcy laws) on overdue installments of interest (without regard to any applicable grace period) and on overdue principal and premium, if any, from time to time on demand at the rate of 2.950% per annum, in each case to the extent lawful.

2.           Method of Payment.

The Company shall pay interest on the Securities (except Defaulted Interest) to the persons who are the registered Holders at the close of business on the Regular Record Date immediately preceding the Interest Payment Date. Any such interest not so punctually paid or duly provided for (“Defaulted Interest”) may be paid to the persons who are registered Holders at the close of business on a Special Record Date for the payment of such Defaulted Interest, or in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may then be listed if such manner of payment shall be deemed practicable by the Trustee, as more fully provided in the Indenture. Except as provided below, the Company shall pay principal and interest in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts (“U.S. Legal Tender”). Payments in respect of a Book-Entry Security (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depository. Payments in respect of Securities in definitive form (including principal, premium, if any, and interest) will be made at the office or agency of the Company maintained for such purpose within the Borough of Manhattan, the City of New York, which initially will be at the corporate trust office of The Bank of New York Mellon, located at 101 Barclay Street, Floor 21W, New York, New York, 10286 or at the option of the Company, payment of interest may be made by check mailed to the Holders on the Regular Record Date or on the Special Record Date at their addresses set forth in the Security Register of Holders.

3.           Paying Agent and Registrar.

Initially, The Bank of New York Mellon Trust Company, N.A. will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar at any time upon notice to the Trustee and the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Paying Agent, Registrar or co-Registrar.

4.           Indenture.

This Security is one of a duly authorized issue of Debt Securities of the Company issued and to be issued in one or more series under the Indenture.

Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and all indentures supplemental thereto, those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, as in effect on the date of the Indenture, and those terms stated in the Officers’ Certificate to the Trustee, duly authorized by resolutions of the Board of Directors of the Company on April 10, 2019 (the “Resolutions”) and the written consents of the Sole Director of Waste Management Holdings, Inc. on April 22, 2019 and May 8, 2019 (the “Consents”). The Securities are subject to all such terms, and Holders of Securities are referred to the Indenture, all indentures supplemental thereto, said Act, said Resolutions and said Consents and Officers’ Certificate for a statement of them. The Securities of this series are general unsecured obligations of the Company limited with an initial aggregate principal amount of $750,000,000.

5.           Special Mandatory Redemption.

If the Merger is not completed on or prior to July 14, 2020, or if, on or prior to such date, the Merger Agreement is terminated for any reason (each, a “Special Mandatory Redemption Event”), the Company shall redeem all of the Outstanding Securities in whole at a special mandatory Redemption Price (the “Special Mandatory Redemption Price”) equal to 101% of the aggregate principal amount of such Securities, plus accrued but unpaid interest on the principal amount of such Securities to, but not including, the Special Mandatory Redemption Date (as defined below).

Upon the occurrence of a Special Mandatory Redemption Event, the Company shall promptly (but in no event later than 5 Business Days following such Special Mandatory Redemption Event) notify the Trustee in writing of such event, and shall, no later than 5 Business Days following such notice to the Trustee, mail (or with respect to Securities in global form, to the extent permitted or required by applicable procedures or regulations of the Depository, send electronically) a notice of redemption to the registered address of each Holder of the Securities (such date of notification to the Holders, the “Special Mandatory Redemption Notice Date”) fixing the date of such mandatory redemption, which date will be no earlier than 3 Business Days and no later than 30 days from the Special Mandatory Redemption Notice Date (such date, the “Special Mandatory Redemption Date”), in each case, in accordance with Section 106 of the Indenture. The Company shall notify each Holder in accordance with Section 106 of the Indenture that all of such Outstanding Securities shall be redeemed at the Special Mandatory Redemption Price on the Special Mandatory Redemption Date automatically and without any further action by the Holders of such Securities. At or prior to 12:00 p.m. (New York City time) on the Business Day immediately preceding the Special Mandatory Redemption Date, the Company shall deposit with the Trustee funds sufficient to pay the Special Mandatory Redemption Price for such Securities. If such deposit is made as provided above, all of the Outstanding Securities will cease to bear interest on and after the Special Mandatory Redemption Date.

Upon the occurrence of the closing of the Merger, the foregoing provisions regarding the Special Mandatory Redemption Event will cease to apply.

For purposes of this Section 5, “Merger Agreement” means the Agreement and Plan of Merger dated April 14, 2019 by and among the Company, Everglades Merger Sub Inc. and Advanced Disposal Services, Inc., as such agreement may be amended or modified from time to time, and “Merger” means the merger contemplated by the Merger Agreement.

6.           Optional Redemption.

Before the Par Call Date, the Securities will be redeemable and repayable, at the option of the Company, at any time in whole, or from time to time in part, at a Redemption Price (the “Make-Whole Price”) equal to the greater of: (i) 100% of the principal amount of the Securities to be redeemed; or (ii) the sum, as calculated by the Company, of the present values of the remaining scheduled payments of principal and interest on the Securities that would be due if such Securities matured on the Par Call Date (exclusive of interest accrued to the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Yield plus 12.5 basis points; plus, in either case, accrued interest to the Redemption Date.

On or after the Par Call Date, the Securities will be redeemable and repayable, at the option of the Company, at any time in whole, or from time to time in part, at a Redemption Price equal to 100% of the principal amount of the Securities to be redeemed plus accrued interest on the Securities to be redeemed to the Redemption Date.

Securities called for redemption become due on the Redemption Date. Notices of redemption will be mailed at least 10 but not more than 60 days before the Redemption Date to each holder of record of the Securities to be redeemed at its registered address. The notice of redemption for the Securities will state, among other things, the amount of Securities to be redeemed, the Redemption Date, the Redemption Price or, if not ascertainable, the manner of determining the Make-Whole Price and the place(s) that payment will be made upon presentation and surrender of Securities to be redeemed. Unless the Company defaults in payment of the Make-Whole Price, interest will cease to accrue on any Securities that have been called for redemption at the Redemption Date. If less than all the Securities are redeemed at any time, the Trustee will select the Securities to be redeemed on a pro rata basis or by any other method the Trustee deems fair and appropriate (or with respect to Securities in global form, by such method as the Depository may require).

For purposes of determining the Make-Whole Price, the following definitions are applicable:

“Treasury Yield” means, with respect to any Redemption Date applicable to the Securities, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the third Business Day immediately preceding such Redemption Date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for such Redemption Date.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Securities, calculated as if the maturity date of such Securities were the Par Call Date (the “Remaining Life”), that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life of the Securities.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by us to act as the Independent Investment Banker from time to time.

“Comparable Treasury Price” means, with respect to any Redemption Date, (i) the average of the Reference Treasury Dealer Quotations for the Redemption Date, after excluding the highest and lowest of all Reference Treasury Dealer Quotations obtained, or (ii) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations.

“Par Call Date” means May 15, 2024.

“Reference Treasury Dealer” means (i) each of Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Mizuho Securities USA LLC (and their respective successors), unless any of them ceases to be a primary U.S. government securities dealer in New York City (a “Primary Treasury Dealer”), in which case the Company will substitute therefor another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date for the Securities, an average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue for the Securities (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

Except as set forth in Section 5 and in this Section 6, the Securities will not be redeemable prior to their Stated Maturity and will not be entitled to the benefit of any sinking fund.

The Securities may be redeemed in part in a minimum principal amount of $2,000, or any integral multiple of $1,000 in excess thereof.

Any such redemption will also comply with Article Eleven of the Indenture.

7.           Change of Control Offer.

If a Change of Control Triggering Event occurs, unless the Company has exercised its option to redeem the Securities as described in Section 6, or a Special Mandatory Redemption Event has occurred prior to such date as described in Section 5, the Company shall make an offer (a “Change of Control Offer”) to each Holder of the Securities to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Securities on the terms set forth herein. In a Change of Control Offer, the Company shall offer payment in cash equal to 101% of the aggregate principal amount of Securities repurchased (a “Change of Control Payment”), plus accrued and unpaid interest, if any, on the Securities repurchased to the date of repurchase, subject to the right of holders of record on the applicable record date to receive interest due on the next Interest Payment Date.

Within 30 days following any Change of Control Triggering Event or, at the Company’s option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, the Company shall mail a notice to Holders of the Securities describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase such Securities on the date specified in the applicable notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (a “Change of Control Payment Date”). The notice may, if mailed prior to the date of consummation of the Change of Control, state that the Change of Control Offer is conditioned on the Change of Control Triggering Event occurring on or prior to the applicable Change of Control Payment Date.

Upon the Change of Control Payment Date, the Company shall, to the extent lawful:

•             accept for payment all Securities or portions of Securities properly tendered and not withdrawn pursuant to the Change of Control Offer;

•             deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Securities or portions of Securities properly tendered; and

•             deliver or cause to be delivered to the Trustee the Securities properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Securities or portions of Securities being repurchased.

The Company need not make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and the third party repurchases all Securities properly tendered and not withdrawn under its offer. In addition, the Company shall not repurchase any Securities if there has occurred and is continuing on the Change of Control Payment Date an Event of Default under the Indenture, other than a default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.

The Company will comply with the applicable requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the ‘‘Exchange Act’’), and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Securities as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Offer provisions of this Security, the Company will comply with those securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Offer provisions of this Security by virtue of any such conflict.

For purposes of the Change of Control Offer provisions of the Securities, the following terms are applicable:

“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of the Company’s assets and the assets of its Subsidiaries, taken as a whole, to any person, other than the Company or one of its Subsidiaries; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of the Company or other Voting Stock into which the Company’s Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; (3) the Company consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or the Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Voting Stock of the Company outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person or any direct or indirect parent company of the surviving person, measured by voting power rather than number of shares, immediately after giving effect to such transaction; or (4) the adoption of a plan relating to the liquidation or dissolution of the Company.

Notwithstanding the preceding, a transaction will not be deemed to involve a Change of Control under clause (2) above if (i) the Company becomes a direct or indirect wholly-owned subsidiary of a holding company and (ii)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of Voting Stock of the Company immediately prior to that transaction or (B) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company. The term ‘‘person,’’ as used in this definition, has the meaning given thereto in Section 13(d)(3) of the Exchange Act.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Fitch” means Fitch Inc. and its successors.

“Investment Grade Rating” means a rating equal to or higher than BBB- (or the equivalent) by Fitch, Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any replacement Rating Agency or Rating Agencies selected by the Company.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Rating Agencies” means (1) each of Fitch, Moody’s and S&P and (2) if any of Fitch, Moody’s or S&P ceases to rate the Securities or fails to make a rating of the Securities publicly available for reasons outside of the Company’s control, a ‘‘nationally recognized statistical rating organization’’ within the meaning of Section 3(a)(62) of the Exchange Act selected by the Company (as certified by a resolution of our Board of Directors) as a replacement agency for Fitch, Moody’s or S&P, or all of them, as the case may be.

“Rating Event” means the rating on the Securities is lowered by at least two of the three Rating Agencies and the Securities are rated below an Investment Grade Rating by at least two of the three Rating Agencies, in any case on any day during the period (which period will be extended so long as the rating of the Securities is under publicly announced consideration for a possible downgrade by any of the rating agencies) commencing 60 days prior to the first public notice of the occurrence of a Change of Control or the Company’s intention to effect a Change of Control and ending 60 days following consummation of such Change of Control.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.

“Voting Stock” means, with respect to any specified ‘‘person’’ (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

8.           Denominations; Transfer; Exchange.

The Securities are issued in registered form, without coupons, in a minimum denomination of $2,000 and integral multiples of $1,000 in excess thereof. A Holder may register the transfer of, or exchange, Securities in accordance with the Indenture. The Securities Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

9.           Person Deemed Owners.

The registered Holder of a Security may be treated as the owner of it for all purposes.

10.         Amendment; Supplement; Waiver.

Subject to certain exceptions, the Indenture may be amended or supplemented, and any existing Event of Default or compliance with any provision may be waived, with the consent of the Holders of a majority in principal amount of the Outstanding Debt Securities of each series affected. Without consent of any Holder, the parties thereto may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency, or make any other change that does not adversely affect the interests of any Holder of a Security in any material respect. Any such consent or waiver by the Holder of this Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Security and any Securities which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Security or such other Securities.

11.         Defaults and Remedies.

If an Event of Default with respect to the Securities occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Securities then Outstanding may declare the principal amount of all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Notwithstanding the preceding sentence, however, if at any time after such a declaration of acceleration has been made and before judgment or decree for payment of the money due has been obtained by the Trustee as provided in the Indenture, the Holders of a majority in principal amount of the Outstanding Securities, by written notice to the Company and to the Trustee, may rescind and annul such declaration and its consequences if (1) the Company has paid or deposited with the Trustee a sum sufficient to pay (A) all overdue interest on all Securities, (B) the principal of (and premium, if any, on) any Securities which has become due otherwise than by such declaration of acceleration and any interest thereon at the rate prescribed therefor herein, (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate prescribed therefor herein, and (D) all sums paid or advanced by the Trustee and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and (2) all Events of Default under the Indenture with respect to the Securities, other than the nonpayment of the principal of Securities which has become due solely by such declaration acceleration, shall have been cured or shall have been waived. No such rescission shall affect any subsequent Event of Default or shall impair any right consequent thereon. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power.

12.         Trustee Dealings with Company.

The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company and its Affiliates and any subsidiary of the Company’s Affiliates, and may otherwise deal with the Company and its Affiliates as if it were not the Trustee.

13.         Authentication.

This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Security.

14.         Abbreviations and Defined Terms.

Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (tenant in common), TEN ENT (tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (Custodian), and U/G/M/A (Uniform Gifts to Minors Act).

15.         CUSIP Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such number as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

16.         Absolute Obligation.

No reference herein to the Indenture and no provision of this Security or the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Security in the manner, at the respective times, at the rate and in the coin or currency herein prescribed.

17.         No Recourse.

No recourse under or upon any obligation, covenant or agreement contained in the Indenture or in any Security, or because of any indebtedness evidenced thereby, shall be had against any incorporator, past, present or future stockholder, officer or director, as such of the Company or of any successor, either directly or through the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Security by the Holder and as part of the consideration for the issue of the Security.

18.         Governing Law.

This Security shall be construed in accordance with and governed by the laws of the State of New York.

19.         Guarantee.

The Securities will be fully and unconditionally guaranteed on a senior basis by the Company’s wholly owned subsidiary, Waste Management Holdings, Inc., pursuant to the terms and conditions of a Guarantee, dated as of May 22, 2019 (the “Guarantee”). The amount of the Guarantee will be limited to the extent required under applicable fraudulent conveyance laws to cause the Guarantee to be enforceable. The terms and conditions of the Guarantee shall continue in full force and effect for the benefit of holders of the Securities until release thereof as set forth in Section 6 of the Guarantee.

20.         Satisfaction and Discharge.

The Securities will be subject to Section 401 of the Indenture; provided, however, that solely with respect to the Securities, the following sentence shall be added to the end of Section 401(1)(B) of the Indenture: “(provided that, upon any redemption that requires the payment of any make-whole or other premium, (x) the amount of cash that must be deposited shall be determined using an assumed applicable premium calculated as of the date of such deposit and (y) the Company shall deposit any deficit in trust on or prior to the Redemption Date as necessary to pay the applicable premium as determined by such date)”.

SCHEDULE OF EXCHANGES OF DEFINITIVE SECURITY

The following exchanges of a part of this Book-Entry Security for definitive Securities have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Book-Entry Security	Amount of increase in Principal Amount of this Book-Entry Security	Principal Amount of this Book-Entry Security following such decrease (or increase)	Signature of authorized officer of Trustee or Security Custodian

Annex B

Resolutions of the Board of Directors

of Waste Management, Inc.

WHEREAS, there has been considered by the Board a draft of an Agreement and Plan of Merger, a summary of the principal terms of which has been previously provided to the Board, (the “Merger Agreement”) by and among the Company, Everglades Merger Sub Inc., a Delaware corporation and wholly-owned indirect subsidiary of the Company (“Merger Sub”) and Advanced Disposal Services, Inc., a Delaware corporation (“Advanced”), whereby, among other things, subject to the terms and conditions contained in, and as more fully described in, the Merger Agreement, Merger Sub will merge with and into Advanced (the “Merger”), with Advanced surviving the Merger as a wholly-owned indirect subsidiary of the Company (capitalized terms used but not defined herein shall have the meaning given such terms in the Merger Agreement);

[Provisions Unrelated to the Senior Notes Offering Have Been Withheld]

WHEREAS, the Board resolved in August 2018 to authorize the Company to prepare and file a new registration statement with the Securities and Exchange Commission (the “SEC”) and to offer in one or more offerings an aggregate of $3,000,000,000 of securities without further action by the Board (the “August 2018 Authorization”);

WHEREAS, the Board desires to amend and restate the August 2018 Authorization to, among other things, provide for additional offerings of securities to finance the Merger Consideration;

WHEREAS, the Board desires to provide for potential offerings of debt securities denominated in Canadian dollars by the Company and/or its subsidiaries;

WHEREAS, the Company is party to that certain indenture, dated as of September 10, 1997 (as amended, restated or otherwise modified from time to time, the “Company Existing Indenture”), by and among the Company, The Bank of New York Mellon Trust Company, N.A., as successor trustee to Texas Commerce Bank National Association, and pursuant to the Company Existing Indenture, has issued, among other securities: (i) the Company’s 7.00% Senior Notes due 2028 (the “2028 Notes”), (ii) the Company’s 7.375% Senior Notes due 2029 (the “2029 Notes”), (iii) the Company’s 7.75% Senior Notes due 2032 (the “2032 Notes”), and (iv) the Company’s 6.125% Senior Notes due 2039 (the “2039 Notes”);

WHEREAS Waste Management Holdings, Inc., a wholly-owned subsidiary of the Company (“WMHI”), is a party to that certain indenture, dated as of June 1, 1993, by and among WMHI, and The Fuji Bank and Trust Company, as trustee (as amended, restated or otherwise modified from time to time, the “WMHI Existing Indenture”), and has issued, pursuant to the WMHI Existing Indenture, its 7.10% Senior Notes due 2026 (the “2026 Notes,” and together with the 2028 Notes, the 2029 Notes, the 2032 Notes and the 2039 Notes, the “Specified Existing Notes”); and

WHEREAS the Board desires to provide for the eventual redemption and/or refinancing of the Specified Existing Notes and deems it advisable to approve the Company’ pursuit of tender offers and/or redemption transactions with respect to the Specified Existing Notes.

[Provisions Unrelated to the Senior Notes Offering Have Been Withheld]

3.     Registration Statement; Securities Offerings.

NOW, THEREFORE, BE IT RESOLVED, that the Company is hereby authorized to prepare and file with the SEC a shelf registration statement on Form S-3 (the “New Registration Statement”), pursuant to the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), which New Registration Statement is anticipated to be filed with the SEC after the Company’s earnings announcement for the three months ended March 31, 2019 and may provide for the registration of, among other things, unsecured senior or subordinated debentures, notes or other evidences of indebtedness of the Company (collectively “Registered Debt Securities”); common stock of the Company, par value $0.01 (“Company Common Stock”); warrants to purchase shares of Company Common Stock; shares of preferred stock in such series with such designations, powers, preferences and relative and other special rights and qualifications, limitations and restrictions as the Board of Directors may from time to time authorize; guarantees of securities by WMHI; and any units consisting of one or more of the foregoing (the Registered Debt Securities, Company Common Stock, warrants, preferred stock, guarantees and units eligible to be sold pursuant to the New Registration Statement are collectively referred to herein as the “Registered Securities”), to be issued from time to time;

RESOLVED FURTHER, that each of the Authorized Officers be, and they hereby are, authorized, in their sole and absolute discretion, subject to any limitations set forth in these resolutions, to cause the Company to issue, offer and sell an aggregate of up to $6,000,000,000 of Securities (as defined below) without further approval of the Board of Directors pursuant to the New Registration Statement or a Canadian Offering (as defined below), as applicable;

RESOLVED FURTHER, that authority to make new issuances of Registered Securities pursuant to the August 2018 Authorization shall be deemed rescinded and superseded hereby;

RESOLVED FURTHER, that the Authorized Officers and authorized employees (as established pursuant to these resolutions) be, and each of them hereby is, authorized, in the name and on behalf of the Company, to execute and cause to be filed with the SEC any and all amendments (including, without limitation, post-effective amendments) or supplements to the New Registration Statement and any prospectus included therein and any additional documents which such officer or employee may deem necessary or desirable with respect to the registration and offering of the Registered Securities, and such amendments, supplements, registration statements and documents to be in such form as the officer or employee executing the same may approve, as conclusively evidenced by his execution thereof;

RESOLVED FURTHER, that the Chief Legal Officer of the Company be, and he hereby is, designated and appointed the agent for service of process on the Company under the Securities Act in connection with the New Registration Statement and any and all amendments and supplements thereto, with all powers incident to such appointment;

RESOLVED FURTHER, that any of the Authorized Officers be, and each of them hereby is, authorized, at any time and from time to time, on behalf of the Company, (i) to determine, subject to the limits that shall be set by the Board, the number of shares of Company Common Stock, preferred stock or other equity securities to be offered and sold by the Company pursuant to the New Registration Statement, including any shares underlying warrants or convertible Debt Securities, (ii) to authorize the reserve and issuance of such shares and (iii) to take any and all action and to do or cause to be done any and all things which may appear to any of the Authorized Officers to be necessary or advisable in order to authorize, offer, issue, and sell such shares of Company Common Stock, pursuant to the New Registration Statement and the applicable purchase agreement, which action could be taken or which things could be done by the Board;

RESOLVED FURTHER, that the Company is authorized to offer, issue and sell, or cause any subsidiary of the Company to offer, issue and sell, debt securities denominated in Canadian dollars (the “Canadian Notes,” together with any Canadian Notes Guarantees (as defined below) the “Canadian Securities,” and together with the Registered Securities, the “Securities”) in transactions exempt from registration under the Securities Act, on terms and conditions to be determined by the Authorized Officers from time to time (the “Canadian Offering”);

RESOLVED FURTHER, that the Authorized Officers, and each of them, shall have full authority to authorize and approve the terms of the Canadian Offering (including, without limitation, the aggregate amount to be sold, the initial offering price, the prices at which such Canadian Securities will be sold to the applicable Initial Purchasers (as defined below) and such other terms as may be necessary) and the final terms of the purchase agreement relating to the Canadian Offering (the “Purchase Agreement”), any guarantors of such Canadian Notes (collectively, the “Canadian Notes Guarantors”) and the initial purchasers in connection with the Canadian Offering (the “Initial Purchasers”) and such other matters as the Authorized Officers, or any of them, shall determine to be necessary or advisable in connection with the issuance of the Canadian Securities and to carry out the purposes and intent of the foregoing resolutions;

RESOLVED FURTHER, that the Company is authorized to cause the Canadian Notes to be guaranteed on a senior secured basis (the “Canadian Notes Guarantees”) by the Canadian Notes Guarantors if advisable in the judgment of any of the Authorized Officers;

RESOLVED FURTHER, that the preparation and use of a preliminary offering memorandum relating to the Canadian Offering (the “Preliminary Offering Memorandum”) is hereby ratified, confirmed, authorized and approved, and that the Authorized Officers or any of them acting together or individually, and those other employees of the Company as any of them shall designate, are hereby authorized and directed in the name and on behalf of the Company to prepare a pricing supplement (the “Pricing Supplement”) in connection with the Canadian Offering, and the final offering memorandum (the “Final Offering Memorandum”) relating to the Canadian Offering, and any supplements or amendments thereto as any of the Authorized Officers deems necessary or appropriate in connection with the Canadian Offering, such approval to be conclusively evidenced by the distribution of such supplement or amendment by or on behalf of the Company to the Initial Purchasers;

RESOLVED FURTHER, that the Authorized Officers and authorized employees be and hereby are authorized and directed in the name and on behalf of the Company to take any and all action which they may deem necessary or advisable in order to effect the registration or qualification of all or part of the Registered Securities to be registered under the Securities Act, and any and all action for the Securities to be eligible for offer and sale under the securities or Blue Sky laws of the states of the United States of America or similar laws and regulations of other jurisdictions, including Canada, and in connection therewith, to execute, acknowledge, verify, deliver, file and publish all such applications, reports, issuer’s covenants, resolutions, consents to service of process, or appointments of governmental officials for the purpose of receiving and accepting service of process on the laws, and to take any and all further action which they may deem necessary or advisable in order to maintain any such registration or qualification for as long as they deem the same to be in the best interest of the Company;

RESOLVED FURTHER, that the form of any additional resolutions required in connection with the appropriate qualification or registration of the Securities for offer and sale under such securities or Blue Sky laws, be and hereby is approved and adopted, provided the appropriate officers of the Company, on the advice of counsel, consider the adoption thereof necessary or advisable, in which case the Secretary or any Assistant Secretary of the Company is hereby directed to insert as an appendix hereto a copy of such resolutions, which shall thereupon be deemed to have been adopted by this Board of Directors with the same force and effect as if set out verbatim herein;

RESOLVED FURTHER, that any of the Authorized Officers or authorized employees be, and each of them hereby is, authorized to approve at any time and from time to time, the engagement of one or more investment banks to provide services in connection with any offering of Securities, one or more forms of underwriting or purchase agreement (and any related terms agreement) and agency agreement (and related purchase agreement) and any other agreement or agreements any of such persons may deem necessary or appropriate in connection with the arrangements for the purchase of any of the Securities, and that such persons be, and each of them hereby is, authorized to execute and deliver, in the name and on behalf of the Company, any such agreement or agreements in substantially the form approved by any of them, with such changes therein as the person executing the same may approve, as conclusively evidenced by the execution and delivery thereof, it being understood that, in the case of any terms agreement or purchase agreement referred to above, it shall not be necessary for any of the Authorized Officers to approve any individual agreement pursuant to which Securities are to be sold if the form thereof has previously been approved as provided in this resolution;

RESOLVED FURTHER, that any of the Authorized Officers may, at any time and from time to time, on behalf of the Company, authorize the issuance of one or more series of Securities under one or more indentures, within any limits that may be set by the Board, and in connection therewith establish, or, if all of the Securities of such series may not be originally issued at one time, to the extent deemed appropriate, prescribe the manner of determining, within any limitations established by any of the Authorized Officers and subject in either case to the limitations set forth in these resolutions, all of the terms of such Securities;

RESOLVED FURTHER, that, in connection with any such series of Securities (but without limiting the authority hereinafter in these resolutions conferred with respect to the issuance of Securities of a series which may not all be originally issued at one time), any of the Authorized Officers is authorized at any time or from time to time to determine the price or prices to be received by the Company in any offering or sale of Securities of such series, any public offering price or prices thereof, any discounts to be allowed or commissions to be paid to any agent, dealer, initial purchaser or underwriter and any other terms of offering or sale of Securities of such series and to sell Securities of such series in accordance with any applicable purchase agreement or other agreement(s);

RESOLVED FURTHER, that, in connection with the issuance of any Securities of any series which may not be originally issued at one time (except as may be inconsistent with any action taken by any of the Authorized Officers, as herein provided, in connection with such series), and of the Authorized Officers may delegate any of its authority pursuant to these resolutions to any officer of the Company;

RESOLVED FURTHER, that, in connection with the issuance and sale of any Securities, that the Company may use the proceeds therefrom: (1) to fund the transactions contemplated by the Merger Agreement (including the redemption of outstanding indebtedness of Advanced) (2) to repay or refinance existing indebtedness of the Company or (3) for general corporate purposes as determined by the Authorized Officers, or any of them;

RESOLVED FURTHER, that, in connection with any such series of Securities, any of the Authorized Officers is authorized to approve any amendment, modification or supplement to the Company’s indentures and that any Authorized Officer be, and each of them hereby is, authorized to execute and deliver, in the name and on behalf of the Company, any such amendment, modification or supplement, substantially in the form approved by any Authorized Officer;

RESOLVED FURTHER, that the Company is authorized to (i) provide for the redemption or refinancing, in whole or in part, of the outstanding debt of Advanced in connection with the Merger, which may include one or more tender offers, consent solicitations or notices of redemption, as well as the payment of the applicable redemption prices (including premiums), plus accrued and unpaid interest, if any, to the date of redemption or purchase, as applicable, and (ii) provide for the redemption or refinancing, in whole or in part, of the Specified Existing Notes, which may include one or more tender offers, consent solicitations or notices of redemption, as well as the payment of the applicable redemption prices (including premiums), plus accrued and unpaid interest, if any, to the date of redemption or repurchase, as applicable (the actions in immediately preceding clauses (i) and (ii) being referred to as “Liability Management Transactions”), and the Authorized Officers and authorized employees be, and each of them hereby is, authorized in the name and on behalf of the Company, to prepare and execute such documents and agreements as may be necessary to effectuate such actions;

RESOLVED FURTHER, that the Authorized Officers be, and they hereby are, authorized, in their sole and absolute discretion, subject to any limitations set forth in these resolutions, to determine any and all terms and conditions of the Liability Management Transactions as the Authorized Officers may deem necessary, advisable or appropriate;

RESOLVED FURTHER, that the Authorized Officers be, and they hereby are, authorized, in their sole and absolute discretion, subject to any limitations set forth in these resolutions, to cause the Company to consummate the Liability Management Transactions without further approval of the Board and to prepare and transmit one or more notices of redemption, offers to purchase and/or consent solicitation statements and any and all other documents in connection with the Liability Management Transactions to be transmitted to holders of the applicable securities;

RESOLVED FURTHER, that the Authorized Officers and authorized employees be, and each of them hereby is, authorized, in the name and on behalf of the Company, to execute and deliver such other agreements (including indemnity agreements), documents, certificates, orders, requests and instruments as may be contemplated by the Company’s indentures or required by the trustee thereunder, the security registrar or any other agent of the Company under such indentures in connection therewith or as may be necessary or appropriate in connection with the issuance and sale of Securities thereunder;

RESOLVED FURTHER, that the Authorized Officers be, and each of them hereby is, authorized, subject to and in accordance with the Company’s indentures and any action taken by any of the Authorized Officers in connection therewith, from time to time to appoint or designate on behalf of the Company one or more trustees, security registrars, paying agents and transfer agents for each series of Securities, to rescind on behalf of the Company any such appointment or designation and to approve on behalf of the Company any change in the location of any office through which any such trustee, security registrar, paying agent or transfer agent acts, and in connection therewith to take such action and to make, execute and deliver, or cause to be made, executed and delivered, such agreements, instruments and other documents as any such officer may deem necessary or appropriate;

RESOLVED FURTHER, that the Authorized Officers and authorized employees be, and each of them hereby is, authorized, in the name and on behalf of the Company, to make application to such securities exchange or exchanges as the persons acting shall deem necessary or appropriate for the listing thereof of any of the Securities (including any Company Common Stock or preferred stock underlying any convertible Securities) and in connection therewith to appoint one or more listing agents and to prepare, or cause to be prepared, execute and file, or cause to be filed, an application or applications for such listing and any and all amendments thereto and any additional certificates, documents, letters and other instruments which any such officer or employee may deem necessary or desirable; that such officers or employees, or such other person as any such officer or employee may designate in writing, be, and each of them hereby is, authorized to appear before any official or officials or before any body of any such exchange, with authority to make such changes in such application, amendments, certificates, documents, letters and other instruments and to execute and deliver such agreements relative thereto, including, without limitation, listing agreements, fee agreements and indemnity agreements relating to the use of facsimile signatures as they, or any one of them, may deem necessary or appropriate in order to comply with the requirements of any such exchange or to effect such listing;

RESOLVED FURTHER, that the Authorized Officers and authorized employees be, and each of them hereby is, authorized, in the name and on behalf of the Company, to make application to the SEC for registration of any series of the Registered Securities under Section 12 or other applicable section of the Securities Exchange Act of 1934, and the Authorized Officers and authorized employees are hereby authorized to prepare or cause to be prepared, and to execute and file, or cause to be filed, with the SEC and any securities exchange an application or applications for such registration and any and all amendments thereto and any additional certificates, documents, letters and other instruments which any such officer or employee may deem necessary or desirable; and

RESOLVED FURTHER, that for purposes the resolutions in this Section 3, the term “Authorized Officers” shall be deemed to include, in addition to those officers identified above, the Chief Accounting Officer and the Treasurer of the Company and the term “authorized employees” shall mean either or both of the Vice President and General Counsel—Transactions and the Vice President and General Counsel—Securities & Governance of the Company.

[Provisions Unrelated to the Senior Notes Offering Have Been Withheld]

7.      Additional Actions.

NOW, THEREFORE, BE IT RESOLVED, that the Authorized Officers be, and each of them with full power to act without the others hereby is, authorized and empowered, in accordance with the foregoing resolutions, in the name and on behalf of the Company, to prepare, execute and deliver any and all agreements, amendments, certificates, reports, applications, notices, instruments, schedules, statements, consents, letters or other documents with respect to the matters contemplated by the foregoing resolutions, to certify as having been adopted by the Board any form of resolution required by any law, regulation or agency necessary or appropriate to effectuate the purpose and intent of these resolutions or any of them, to make any filings pursuant to federal, state and foreign laws, to pay all charges fees, taxes and other expenses and to do or cause to be done any and all such other acts and things as, in the opinion of any such Authorized Officer, may be necessary, appropriate or desirable in order to comply with the applicable laws and regulations of any jurisdiction (domestic or foreign), to issue press releases and engage in other communications, or otherwise in order to enable the Company to fully and promptly carry out the purposes and intent of the foregoing resolutions and to permit the matters contemplated thereby to be lawfully consummated;

RESOLVED FURTHER, that the Authorized Officers be, and each of them with full power to act without the others hereby is, authorized and empowered to retain, in the name and on behalf of the Company, such financial advisors, legal counsel and such other advisors, consultants or experts necessary or appropriate to carry out the actions contemplated in these resolutions, and to secure any appropriate advice and opinions from such advisors, consultants or experts, and to pay all fees and expenses incurred by the Company in connection with the transactions contemplated by the Merger Agreement and any actions or matters necessary or appropriate to give effect to the forgoing, including, but not limited to, all fees and expenses necessary or appropriate to effectuate the purpose and intent of the foregoing resolutions or any of them and the Merger Agreement and the transactions contemplated thereby and such other agreements and documents as may be executed by any Authorized Officer pursuant to authorization granted in these resolutions or to carry out the transactions contemplated thereby;

RESOLVED FURTHER, that each Authorized Officer may authorize any other officer, employee or agent of, or counsel to, the Company or any of its subsidiaries to take any and all actions and to execute and deliver any and all certificates, documents, agreements and instruments referred to in these resolutions in place of or on behalf of such Authorized Officer, with full power as if such Authorized Officer were taking such action himself or herself;

RESOLVED FURTHER, that the officers of the Company be, and each of them hereby is, authorized to take, or cause to be taken, any and all action which any such officer may deem necessary or desirable in order to carry out the purpose and intent of the foregoing resolutions or in order to perform, or cause to be performed, the obligations of the Company under the Securities, the New Registration Statement and any indenture, purchase agreement, or other agreement referred to herein, and, in connection therewith, to make, execute and deliver, or cause to be made, executed and delivered, all agreements, undertakings, documents, certificates, orders, requests or instruments in the name and on behalf of the Company as each such officer may deem necessary or appropriate; and

RESOLVED FURTHER, that any or all actions heretofore or hereafter taken by any officer or officers of the Company or any of its subsidiaries to effectuate or evidence the purpose and intent of the foregoing resolutions be, and hereby are, approved, ratified and confirmed as the act and deed of the Company or such subsidiary.